Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-72542, 33-19015, 33-21356, 33-37878, 33-56827 and 333-05799)
pertaining to the 1980 Long-Term Executive Incentive Compensation Plan and the 1990 Long-Term Executive Incentive Compensation Plan of A. O. Smith Corporation and in the related prospectuses of our report dated September 24, 1999, with respect to the combined financial statements of MagneTek, Inc. Motors Business included in this Current Report on Form 8-K/A dated October 18, 1999.


                                           /s/Ernst & Young LLP



Milwaukee, Wisconsin
October 14, 1999